Exhibit 32
CERTIFICATION
Pursuant to 18 United States Code § 1350 and
Rule 13a-14(b) of the Securities Exchange Act of 1934
The Undersigned hereby certifies that to his knowledge the quarterly report on Form 10-Q of Federal-Mogul Holdings Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
Date: October 28, 2015

By:	/s/ Daniel A. Ninivaggi

Daniel A. Ninivaggi
Co-Chief Executive Officer, Federal-Mogul Holdings Corporation
Chief Executive Officer, Motorparts

By:	/s/ Rainer Jueckstock

Rainer Jueckstock
Co-Chief Executive Officer, Federal-Mogul Holdings Corporation
Chief Executive Officer, Powertrain

By:	/s/ Rajesh Shah

Rajesh Shah
Senior Vice President
Chief Financial Officer